EXHIBIT 17

                              GIDDINGS & LEWIS

          FOR IMMEDIATE RELEASE

          FOR INFORMATION:

          Douglas E. Barnett       Patricia B. Meinecke     Mike Pascale/Rhonda Barnat
          Giddings & Lewis, Inc.   Giddings & Lewis, Inc.   Abernathy MacGregor
          Vice President and       Director of Com-         (212) 371-5999
            Controller               munications
          (414) 929-4374           (414) 929-4212
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          NEWS RELEASE

          GIDDINGS & LEWIS CONTINUES TO REVIEW STRATEGIC ALTERNATIVES

          FOND DU LAC, WI, MAY 27, 1997 -- GIDDINGS & LEWIS, INC.
          (NASDAQ: GIDL) Giddings & Lewis sent the following letter to Harnischfeger today. The text is as follows:

          May 27, 1997

          Mr. Jeffery T. Grade
          Chairman and Chief Executive Officer
          Harnischfeger Industries, Inc.
          3600 South Lake Drive
          St. Francis, WI 53235-3716

          Dear Mr. Grade:

          The Board of Directors of Giddings & Lewis is productively engaged in the ongoing evaluation of all strategic alternatives for the Company. Moreover, your concern that this process is adversely affecting the value of Giddings & Lewis is misplaced. Our business is good, and we expect to report favorable results for the second quarter.

          Given the importance of this matter, we believe that a deliberate review of our alternatives is in the best interests of our shareholders, customers and employees.

          Sincerely,

          /s/ Marvin L. Isles
          Chairman and Chief Executive Officer


          Headquartered in Fond du Lac, Wisconsin, Giddings & Lewis is the largest supplier of industrial automation products and machine tools in North America, and among the largest in the world. The company serves customers worldwide with products and services to improve manufacturing productivity.

          To receive Giddings & Lewis's latest news at no charge via fax, simply call Company News On Call, 1-800-758-
          5804, ext. 119821.  Internet address:
          http://www.giddings.com